Exhibit 99.1

Agilent Reports Third-Quarter Fiscal Year 2026 Financial Results
Delivers strong Q3 results and raises FY26 revenue growth, margin expansion, and non-GAAP EPS(4) guidance on continued operational momentum

Third-quarter fiscal year 2026

•Revenue of $1.88 billion for the third quarter ended July 31, 2026, representing growth of 8.1% reported and up 7.3% core(1) compared with the third quarter of fiscal year 2025.

•GAAP operating margin of 23.6%, expanded by 290 basis points year-over-year and 190 basis points sequentially.

•Non-GAAP operating margin(2) of 28.3% (including an approximately 110 basis point net benefit from tariff refunds), expanded by 320 basis points year-over-year and 190 basis points sequentially.

•GAAP net income of $362 million; earnings per share (EPS) of $1.28, an increase of 8% from the third quarter of fiscal year 2025.

•Non-GAAP net income(3) of $459 million (including a $17 million net benefit from tariff refunds); non-GAAP EPS(3) of $1.62 (including a $0.06 net benefit from tariff refunds), an increase of 18% from the third quarter of fiscal year 2025.

Fiscal year 2026 improved outlook and fourth-quarter guidance

•Fiscal year 2026 revenue is now expected in the range of $7.49 billion to $7.51 billion, representing a range of up 7.8% to 8.1% reported and up 5.8% to 6.0% core,(1)(5) an increase of 65 basis points at the midpoint.

•Non-GAAP fiscal year 2026 operating margin expansion(2) at the midpoint of core revenue growth guidance is now expected to be over 130 basis points (including approximately 30 basis points in net benefit from tariff refunds in the third quarter).

•Non-GAAP fiscal year 2026 EPS(4) is now expected in the range of $6.18 to $6.21, an increase of 15 cents at the midpoint (including $0.06 net benefit from tariff refunds in the third quarter) versus our prior guide.
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•Fourth-quarter 2026 revenue is expected in the range of $1.98 billion to $2.0 billion, growth of 6.4% to 7.4% reported and up 5.2% to 6.2% core(1)(5). Non-GAAP EPS(4) is expected in the range of $1.71 to $1.74 per share. This guidance does not include any future benefit from tariff refunds.

SANTA CLARA, California, August 26, 2026 — Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.88 billion for the third quarter ended July 31, 2026, representing growth of 8.1% reported and up 7.3% core(1) compared with the third quarter of fiscal year 2025.

Third-quarter GAAP net income was $362 million, or $1.28 per share. This compares with $336 million, or $1.18 per share, in the third quarter of fiscal year 2025. Non-GAAP net income(3) was $459 million (including a $17 million net benefit from tariff refunds), or $1.62 per share (including a $0.06 net benefit from tariff refunds), during the quarter, compared with $390 million, or $1.37 per share, during the year-ago quarter.

“Agilent’s exceptional third-quarter performance reflects the sustained momentum created by our strategy, our execution discipline, and the compounding impact of the Ignite Operating System,” said Agilent CEO Padraig McDonnell. “We are seeing improving end markets, stronger demand in key regions, and excellent customer response to our innovative product launches. All of this gives us confidence in our increased outlook and our ability to sustainably outperform our end markets.”

Financial Highlights

Life Sciences and Diagnostics Markets Group
The Life Sciences and Diagnostics Markets Group (LDG) reported third-quarter revenue of $746 million, growth of 11% reported and 10% core(1) year-over-year. LDG’s operating margin for the quarter was 23.5%.

Agilent CrossLab Group
The Agilent CrossLab Group (ACG) reported third-quarter revenue of $786 million, growth of 6% reported and 5% core(1) year-over-year. ACG’s operating margin for the quarter was 34.3%.

Applied Markets Group
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The Applied Markets Group (AMG) reported third-quarter revenue of $346 million, growth of 7% reported and 7% core(1) year-over-year. AMG’s operating margin for the quarter was 24.9%.

Conference Call
Agilent’s management will present additional details regarding the company’s third-quarter 2026 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q3 2026 Agilent Technologies, Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The replay of the call will remain on the company website for 90 days.

About Agilent Technologies
Agilent Technologies, Inc. (NYSE: A) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.95 billion in fiscal year 2025 and employs approximately 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, non-GAAP earnings guidance for fiscal year and fourth-quarter 2026, and the effects of its operational transformation and customer and market-focused strategy. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its operational transformation, customer and market-focused strategy and cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the impact relating to or arising from changes
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to tariffs, import/export or trade policies; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2026. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core or organic constant currency revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core or organic constant currency revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core or organic constant currency revenue for third quarter 2026 are set forth on page 7 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core or organic constant currency revenue growth rate as projected for fourth quarter 2026 and full fiscal year 2026 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP operating margin excludes the impacts of restructuring and other related costs, intangibles amortization, transformation initiatives and acquisition and integration costs. A reconciliation between non-GAAP operating margin and GAAP operating margin is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure. Non-GAAP operating margin as projected for full fiscal year 2026 excludes primarily the impacts of restructuring and other related costs, intangible amortization, transformation initiatives and acquisition and integration costs. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided.

(3) Non-GAAP net income and non-GAAP EPS exclude the impacts of restructuring and other related costs, intangibles amortization, transformational initiatives, acquisition and integration costs and net (gain) loss on equity securities. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income and a reconciliation between non-GAAP EPS and GAAP EPS is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(4) Non-GAAP EPS as projected for fourth quarter 2026 and full fiscal year 2026 exclude primarily the estimated impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $27 million per quarter.

(5) Core or organic constant currency revenue growth outlook is based on forecasted currency exchange rates.
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# # #

INVESTOR CONTACT:
Tejas Savant
+1 917-574-4018
tejas.savant@agilent.com

Media Contact:
Andréa Topper
408-709-0060
andrea.topper@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2026	2025	2026	2025

Net revenue	$1,878	$1,738	$5,511	$5,087

Costs and expenses:
Cost of products and services	836	850	2,533	2,434
Research and development	123	111	366	336
Selling, general and administrative	475	417	1,416	1,281
Total costs and expenses	1,434	1,378	4,315	4,051

Income from operations	444	360	1,196	1,036

Interest income	15	16	43	45
Interest expense	(29)	(28)	(79)	(85)
Other income (expense), net	14	18	56	(3)

Income before taxes	444	366	1,216	993

Provision for income taxes	82	30	210	124

Net income	$362	$336	$1,006	$869

Net income per share:
Basic	$1.28	$1.18	$3.55	$3.05
Diluted	$1.28	$1.18	$3.55	$3.05

Weighted average shares used in computing net income per share:
Basic	282	284	283	285
Diluted	283	285	283	285

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

		July 31, 2026	October 31, 2025
ASSETS
Current assets:
Cash and cash equivalents		$1,758	$1,789
Accounts receivable, net		1,478	1,487
Inventory		1,117	1,025
Other current assets		340	293
Total current assets		4,693	4,594

Property, plant and equipment, net		2,134	2,023
Goodwill		5,030	4,473
Other intangible assets, net		906	445
Long-term investments		130	133
Other assets		1,074	1,059
Total assets		$13,967	$12,727

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable		$608	$570
Employee compensation and benefits		423	443
Deferred revenue		640	624
Short-term debt		304	304
Other accrued liabilities		314	406
Total current liabilities		2,289	2,347

Long-term debt		3,645	3,050
Retirement and post-retirement benefits		128	126
Other long-term liabilities		542	463
Total liabilities		6,604	5,986

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125,000,000 shares authorized; none issued and outstanding	3	—	—
Common stock; $0.01 par value; 2,000,000,000 shares authorized; 281,965,813 shares at July 31, 2026 and 283,054,377 shares at October 31, 2025, issued and outstanding		3	3
Additional paid-in-capital		5,681	5,575
Retained earnings		1,912	1,389
Accumulated other comprehensive loss		(233)	(226)
Total stockholders' equity		7,363	6,741
Total liabilities and stockholders' equity		$13,967	$12,727

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,	July 31,
	2026	2025
Cash flows from operating activities:
Net income	$1,006	$869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	200	217
Share-based compensation	105	102
Deferred taxes expense (benefit)	77	(35)
Excess and obsolete inventory related charges	35	30
Net (gain) loss on equity securities	2	28
Asset impairment charges	—	15
Other non-cash (income) expense, net	12	4
Changes in assets and liabilities:
Accounts receivable, net	16	(44)
Inventory	(110)	(72)
Accounts payable	41	(13)
Employee compensation and benefits	(25)	(26)
Other assets and liabilities	(295)	(61)
Net cash provided by operating activities (a)	1,064	1,014

Cash flows from investing activities:
Payments to acquire property, plant and equipment	(249)	(314)
Proceeds from sale of equity securities	—	5
Proceeds from convertible note	—	2
Payments in exchange for convertible note	(3)	(1)
Payments to acquire businesses and intangible assets, net of cash acquired	(950)	4
Net cash used in investing activities	(1,202)	(304)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	63	60
Payment of taxes related to net share settlement of equity awards	(31)	(28)
Payments for repurchase of common stock	(295)	(340)
Payment of excise taxes related to repurchases of common stock	(3)	(10)
Payments of dividends	(216)	(212)
Proceeds from issuance of long-term debt	600	4
Repayments of long-term debt	(4)	(2)
Payments of debt issuance costs	(5)	—
Net proceeds from (repayment of) short-term debt	—	13
Payments of finance lease	(4)	—
Net cash provided by (used in) financing activities	105	(515)

Effect of exchange rate movements	2	10

Net increase (decrease) in cash, cash equivalents and restricted cash	(31)	205

Cash, cash equivalents and restricted cash at beginning of period	1,791	1,332

Cash, cash equivalents and restricted cash at end of period	$1,760	$1,537

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

Cash and cash equivalents	$1,758	$1,535
Restricted cash, included in other assets	2	2
Total cash, cash equivalents and restricted cash	$1,760	$1,537

(a) Cash payments included in operating activities:
Income tax payments, net of refunds received	$376	$304
Interest payments, net of capitalized interest	$47	$55
Net change in property, plant and equipment included in accounts payable and accrued liabilities-increase (decrease)	$(9)	$—
Excise tax on share repurchases, accrued but not paid	$2	$2

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months Ended					Nine Months Ended
	July 31,					July 31,
	2026			2025		2026			2025
	Net Income	Diluted EPS		Net Income	Diluted EPS	Net Income	Diluted EPS		Net Income	Diluted EPS
GAAP net income	$362	$1.28	(b)	$336	$1.18	$1,006	$3.55	(c)	$869	$3.05
Non-GAAP adjustments:
Restructuring and other related costs	15	0.05		17	0.06	43	0.15		74	0.26
Asset impairments	—	—		—	—	—	—		15	0.05
Intangible amortization	21	0.07		26	0.09	59	0.21		81	0.28
Transformational initiatives	37	0.13		18	0.06	95	0.34		48	0.17
Acquisition and integration costs	7	0.02		3	0.01	22	0.08		15	0.05
Net (gain) loss on equity securities	5	0.02		1	—	6	0.02		28	0.10
Pension settlement loss	—	—		—	—	—	—		14	0.05
Other	8	0.03		12	0.05	42	0.15		27	0.09
Adjustment for taxes (a)	4	0.02		(23)	(0.08)	(5)	(0.02)		(31)	(0.10)
Non-GAAP net income	$459	$1.62	(b)	$390	$1.37	$1,268	$4.48	(c)	$1,140	$4.00

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated, temporary or cannot be expected to occur again with any regularity or predictability such as the realized gain/loss due to sale of a business, windfall benefits on stock compensation, and the impact of R&D capitalization under section 174 of the Tax Cuts and Jobs Act of 2017 which does not apply for fiscal year 2026 due to the enactment of the One Big Beautiful Bill Act (OBBBA). For the three and nine months ended July 31, 2026, management used a non-GAAP effective tax rate of 14.50%. For the three and nine months ended July 31, 2025, management used a non-GAAP effective tax rate of 12.00%.

(b) GAAP and Non-GAAP net income of $362 million and $459 million, respectively, includes a $17 million net benefit from tariff refunds. GAAP and Non-GAAP EPS of $1.28 and $1.62, respectively, includes a $0.06 net benefit from tariff refunds.

(c) GAAP and Non-GAAP net income of $1,006 million and $1,268 million, respectively, includes a $17 million net benefit from tariff refunds. GAAP and Non-GAAP EPS of $3.55 and $4.48, respectively, includes a $0.06 net benefit from tariff refunds.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, net (gain) loss on equity securities and pension settlement loss.

Restructuring and other related costs include incremental expenses incurred in the period associated with restructuring programs, usually aimed at changes in business and/or cost structure. Such costs may include one-time termination benefits including acceleration of stock-based compensation expense, facility-related costs and contract termination fees.

Asset impairments include assets that have been written down to their fair value.

Intangible amortization refers to the systematic expensing of the cost of finite‑lived intangible assets over their estimated useful lives. Such assets, which include acquired patents, trademarks, customer lists, and other identifiable intangibles, are amortized to match the pattern in which their economic benefits are consumed. If the useful life is not reliably determinable, amortization is calculated on a straight‑line basis over the best estimate of that life.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system and human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Net (gain) loss on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Pension settlement loss resulted from the transfer of the Netherlands defined benefit plan to an unaffiliated insurance company.

Other includes certain legal costs and settlements, consulting costs, special compliance costs, acceleration of stock-based compensation expense and other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGIN
(In millions, except margin data)
(Unaudited)
PRELIMINARY

						Year Over Year
		Operating			Operating	Percent Pts
	Q3'26	Margin %		Q3'25	Margin %	Inc/(Dec)

GAAP revenue:	$1,878			$1,738

Income from operations:
GAAP Income from operations	$444	23.6%	(a)	$360	20.7%
Non-GAAP adjustments:
Restructuring and other related costs	15			17
Intangible amortization	21			26
Transformational initiatives	37			18
Acquisition and integration costs	7			3
Other	8			13
Non-GAAP income from operations	$532	28.3%	(a)	$437	25.1%	3.2%

(a) GAAP and non-GAAP income from operations of $444 million and $532 million, respectively, includes a $20 million net benefit from tariff refunds. GAAP and non-GAAP operating margin of 23.6% and 28.3%, respectively, includes a 110 basis points net benefit from tariff refunds.

We provide non-GAAP income from operations and non-GAAP operating margin amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to restructuring and other related costs, amortization of intangibles, transformational initiatives and acquisition and integration costs.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of income from operations and operating margins is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Diagnostics Markets Segment

	Q3'26	Q3'25
Revenue	$746	$670
Gross Margin, %	55.5%	50.5%
Income from Operations	$176	$118
Operating margin, %	23.5%	17.6%

Agilent CrossLab Segment

	Q3'26	Q3'25
Revenue	$786	$744
Gross Margin, %	57.0%	55.1%
Income from Operations	$270	$248
Operating margin, %	34.3%	33.3%

Applied Markets Segment

	Q3'26	Q3'25
Revenue	$346	$324
Gross Margin, %	57.3%	53.6%
Income from Operations	$86	$71
Operating margin, %	24.9%	21.8%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to restructuring and other related costs, amortization of intangibles, transformational initiatives, acquisition and integration costs and net (gain) loss on equity securities.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATIONS OF REVENUE BY SEGMENT
EXCLUDING ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q3'26	Q3'25	Year-over-Year % Change

Life Sciences and Diagnostics Markets Segment	$746	$670	11%
Agilent CrossLab Segment	786	744	6%
Applied Markets Segment	346	324	7%
Agilent	$1,878	$1,738	8%

	Non-GAAP (excluding Acquisitions & Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q3'26	Q3'25	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Diagnostics Markets Segment	$736	$670	10%	10%	—	$1
Agilent CrossLab Segment	786	744	6%	5%	1 ppt	2
Applied Markets Segment	346	324	7%	7%	—	1
Agilent (Core)	$1,868	$1,738	8%	7%	1 ppt	$4

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.
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